UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	6719 Commission File Number	52-2301683 (I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 22, 2006, Odyssey Re Holdings Corp. (“OdysseyRe”) entered into the Indentures described below in Item 2.03.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 22, 2006, OdysseyRe completed the private sale of (i) $50 million aggregate principal amount of floating rate senior debentures, Series A (the “Series A Notes”) and (ii) $50 million aggregate principal amount of floating rate senior debentures, Series B (the “Series B Notes” and together with the Series A Notes, the “Notes”). The Notes were issued pursuant to indentures dated as of February 22, 2006 (the “Indentures”) between OdysseyRe and Wilmington Trust Company, as trustee (the “Trustee”).
     Interest on the Notes accrues at a rate per annum equal to 3-month LIBOR, reset quarterly, plus 2.20%, and is payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year starting on June 15, 2006.
     The Notes will mature on (i) March 15, 2021, in the case of the Series A Notes and (ii) March 15, 2016, in the case of the Series B Notes; provided, however, that in the event that OdysseyRe does not complete the restatement of its financial results, reflecting changes to the accounting for certain reinsurance contracts (as described in OdysseyRe’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2006), and file the reports related thereto with the Commission on or prior to July 1, 2006, then the Notes will mature on July 2, 2006 and will be payable at a price of 102% of the principal amount thereof on such date.
     OdysseyRe has the option to redeem the Notes at par, plus accrued and unpaid interest, in whole or in part on any interest payment date on or after (i) March 15, 2011, in the case of the Series A Notes and (ii) March 15, 2009, in the case of the Series B Notes.
     Under the terms of the Notes, OdysseyRe is subject to customary affirmative and negative covenants. An event of default may be triggered by events such as a failure to make principal or interest payments, a failure to comply with other covenants, a default under other indebtedness of OdysseyRe, and certain events of bankruptcy. If an event of default has occurred and is continuing, then the Trustee or holders of not less than 25% of the aggregate principal amount of the applicable series of Notes may declare the entire principal amount of such Notes to be payable immediately, in the manner and subject to the conditions provided in the applicable Indenture.
     The Notes were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
Name:	Donald L. Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary